UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2009

Commission File Number: 333-130344

NOVORI INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(state or other jurisdiction of incorporation or organization)

Suite 206 – 5550 152nd Street,
Surrey, British Columbia, Canada, V3S 5J9
(Address of principal executive offices)

 (778) 571-0880
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 6, 2009, the Company completed a merger with its subsidiary, Aeon Holdings Inc.  As a result, the Company will change its name from “Novori Inc.” to “Aeon Holdings Inc.”. The name change has not yet been reviewed by NASDAQ’s Over-the-Counter Bulletin Board due to the high volume of its workload and subsequent delays in processing new applications. Therefore, it is expected that the Company’s name change may not become effective for the following two weeks.

The merger and resulting name change did not require stockholder approval and outstanding stock certificates of the Company will not be affected by the change in name and need not be exchanged as they continue to be valid. The name change was accomplished through a short-form merger with of the Company’s wholly-owned subsidiary newly-formed for such purpose, Aeon Holdings Inc., with and into the Company, pursuant to Section 253 of the Delaware General Corporations Law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.01	Certificate of Ownership filed with the Delaware Secretary of State on January 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2009	NOVORI INC.
(Registrant)

By: /s/ Harold Schaffrick
Harold Schaffrick, President and Chief Executive Officer